Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
May 13, 2016	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
TransMontaigne Partners L.P.	London	Singapore
TLP Finance Corp.	Los Angeles	Tokyo
1670 Broadway, Suite 3100	Madrid	Washington, D.C.
Denver, Colorado 80202	Milan

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), TLP Finance Corp., a Delaware corporation (collectively with the Partnership, the “Issuers”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Issuers of up to $1,000,000,000 aggregate offering price of: (i) one or more series of the Issuers’ debt securities (the “Debt Securities”) to be issued pursuant to an indenture to be entered into among the Issuers and U.S. Bank National Association, as trustee, a form of which is attached as Exhibit 4.1 to the Registration Statement, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); (ii) guarantees of the Debt Securities (the “Guarantees”) by the applicable Guarantors; and (iii) common units representing limited partner interests in the Partnership (“Common Units”). The Debt Securities, Guarantees and Common Units, plus any additional Debt Securities, Guarantees and Common Units that may be registered pursuant to any subsequent registration statement that the Issuers or Guarantors may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Issuers contemplated by the Registration Statement, are referred to collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the General Corporation Law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal laws or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)                                 When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

(2)                                 When (i) the Applicable Indenture has been duly authorized by all necessary limited partnership, limited liability company or corporate action, as applicable, of the Issuers and the Guarantors and duly executed and delivered, (ii) the specific terms of a particular series of Debt Securities and Guarantees have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary limited partnership, limited liability company or corporate action, as applicable, of the Issuers and the Guarantors, (iii) such Debt Securities and such Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and approved by such limited partnership, limited liability company or corporate action, as applicable, (A) such Debt Securities will be the legally valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms, and (B) each such Guarantee will be a legally valid and binding obligation of the Guarantor party thereto, enforceable against such Guarantor in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that the Applicable Indenture, the Debt Securities and the Guarantees (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Issuers and the Guarantors, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Schedule I

Name of Registrant Guarantor	State or Other Jurisdiction of Incorporation or Organization

Razorback L.L.C.	Delaware
TLP Operating Finance Corp.	Delaware
TPME L.L.C.	Delaware
TPSI Terminals L.L.C.	Delaware
TransMontaigne Operating Company L.P.	Delaware
TransMontaigne Operating GP L.L.C.	Delaware
TransMontaigne Terminals L.L.C.	Delaware